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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 24, 2007

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

           000-26017                                      58-2222646
           ---------                                      ----------
    (Commission File Number)                   (IRS Employer Identification No.)

                           940 Calle Amanecer, Suite E
                         San Clemente, California 92673
                            Telephone: (949) 542-7440
                            -------------------------
        (Address and telephone number of principal executive offices and place of business)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company")
files this report on Form 8-K to report the following:


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We entered into Amendment No. 2 ("Amendment No. 2") to the Securities Repurchase Agreement (the "Agreement") entered into on February 1, 2007 to repurchase secured convertible notes with an aggregate principal amount of $2,000,000 (the "Convertible Notes") and warrants to purchase 8,000,000 shares of the Company's common stock (the "Warrants") from four investors, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors"). Although Amendment 2 is dated April 20, 2007, the Investors did not deliver an executed copy of Amendment 2 to us until April 24, 2007.

Amendment No. 2 extended our deadline for repurchasing the Convertible Notes from April 30, 2007 to May 31, 2007. Amendment No. 1 to the Agreement previously extended our deadline for repurchasing the Convertible Notes from March 30, 2007 to April 30, 2007.

Under the terms of the amended Agreement, we have until May 31, 2007 to repurchase both the Convertible Notes and the Warrants. For the Convertible Notes we must pay the Investors an aggregate purchase price consisting of (i) cash equal to the outstanding balance of accrued principal and interest due under the Convertible Notes plus a 30% prepayment penalty, and (ii) 3,250,000 restricted shares of our common stock. Should we repurchase the Convertible Notes on the last possible day under the Agreement, May 31, 2007, the aggregate cash portion of the purchase price will be $902,759. Additionally, if we have not repurchased the Convertible Notes by April 30, 2007, on that date we will be required to make routine monthly payments pursuant to the Convertible Notes in the aggregate amount of $62,553.13. The aggregate cash price that we must pay the Investors for the Warrants is $258,338.

Valued at $0.10 per share, the closing sale price of our shares on the OTC Bulletin Board on February 1, 2007, the 3,250,000 shares to be issued to the Investors under the Agreement had a value of $325,000. The shares will bear a legend stating that the shares are "restricted securities" pursuant to Rule 144; and are entitled to "piggyback registration rights" requiring us to register the shares for sale on the next qualifying registration statement that we may file with the Securities and Exchange Commission. All four Investors represented that they are accredited investors, and we believe the issuance of the shares to the Investors is exempt from registration pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Under the terms of the amended Agreement, as long as we make all payments required by the Agreement and do not otherwise breach the Agreement, the Investors shall have no further rights under the agreements and other documents we entered into with the Investors on June 23, 2005 (the "Initial Purchase Documents"), pursuant to which the Investors purchased the Convertible Notes and


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Warrants. If we should fail to repurchase both the Convertible Notes and the
Warrants by May 31 2007, the Agreement shall become null and void and the Initial Purchase Documents shall remain in effect. If we repurchase the Convertible Notes but do not repurchase the Warrants, the provisions of the Agreement relating to the repurchase of the Warrants shall be null and void and the Initial Purchase Documents will continue in full force and effect.

We currently do not have the funds necessary to repurchase the Notes and Warrants and plan to raise these funds though the private placement of debt or equity. However, we can offer no assurance that we will be able to raise all or any portion of the funds necessary to repurchase the Notes and Warrants on terms favorable to the Company or at all.

In the event we successfully complete the repurchase of the Convertible Notes and Warrants, we plan to cancel them on receipt.

Copies of the original Agreement, Amendment No. 1 and Amendment No. 2 are attached as Exhibits 10.34, 10.35 and 10.36 to this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-----------       -----------

10.34* Securities Purchase Agreement, dated as of February 1, 2007, by and between Reclamation Consulting and Applications, Inc. and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

10.35** Amendment No. 1. to Securities Purchase Agreement, dated as of February 26, 2007, by and between Reclamation Consulting and Applications, Inc. and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

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10.36*            Amendment No. 2. to Securities Purchase Agreement, dated as of
                  April 20, 2007, by and between Reclamation Consulting and Applications, Inc. and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

* Filed on February 2, 2007 as Exhibit 10.34 to our Report on Form 8-K dated February 2, 2007 and incorporated herein by reference.

** Filed on March 19, 2007 as Exhibit 10.35 to our Report on Form 8-K dated March 16, 2007 and incorporated herein by reference.


SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By:      /s/  MICHAEL C. DAVIES
    --------------------------------------
Michael C. Davies, Chief Executive Officer

Dated:   April 24, 2007



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